Exhibit 10.4

FORM OF

ARCTIC CAT INC.

DIRECTOR

NON-QUALIFIED

STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT is made as of the        day of                   200     (the “Option Date”), between ARCTIC CAT INC., a Minnesota corporation (the “Company”), and                                              , a non-employee member of the Board of Directors of the Company (the “Optionee”).

WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, $.01 par value (the “Common Stock”), as hereinafter provided, to carry out the purpose of the 2007 Omnibus Stock and Incentive Plan (the “2007 Stock Plan”) of the Company approved by its shareholders;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

1.             Grant of Option.  The Company hereby grants to the Optionee the right and Option (hereinafter called the “Option”) to purchase from the Company all or any part of an aggregate amount of                    shares of the Common Stock of the Company on the terms and conditions herein set forth.  This grant does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2.             Purchase Price.  The purchase price of the shares of the Common Stock covered by the Option shall be $              per share.

3.             Term of Option.  The term of the Option shall be for a period expiring ten (10) years from the Option Date.  In no event shall the Option be exercisable after the expiration of the term of the Option.

4.             Exercise of Option.  The Option may be exercised in whole or in part at any time from and after the Option Date until expiration of the term specified in paragraph 3.

5.             Non-Transferability.  The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee.  More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way; shall not be assignable by operation of law; and shall not be subject to execution, attachment, or similar process.  Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

6.             Method of Exercising Option.  Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Chief Financial Officer of the Company at the principal office of the Company.  Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person so exercising the Option.  Such notice shall be accompanied by payment of the full purchase price of such shares which payment shall be made in cash or by certified check or bank draft payable to the Company, by any other form of legal consideration deemed sufficient by the Company and consistent with the purpose of the 2007 Stock Plan and applicable law, or in the sole discretion of the Company, by delivery of shares of unrestricted Common Stock of the Company with a fair market value equal to the purchase price or by a combination of cash and such shares, whose fair market value shall equal the purchase price.  For purposes of this paragraph the “fair market value” of the Common Stock of the Company shall be established in the manner set forth in Section 2(p) of the 2007 Stock Plan.  The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person so exercising the Option, or if the Optionee so elects, in the name of the Optionee or one other person as joint tenants, and shall be delivered as soon as practicable after the notice shall have been received.  In the event the Option shall be exercised by any person other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option.  All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

7.             Withholding Requirements.  Upon exercise of the Option by the Optionee and prior to the delivery of shares purchased pursuant to such exercise, the Company shall have the right to require the Optionee to remit to the Company cash in an amount sufficient to satisfy applicable federal and state tax withholding requirements.  The Company shall inform the Optionee as to whether it will require the Optionee to remit cash for withholding taxes in accordance with the preceding sentence within two (2) business days after receiving from the Optionee notice that such Optionee intends to exercise, or has exercised, all or a portion of the Option.

8.             Stock Plan.  This Option is subject to certain additional terms and conditions set forth in the 2007 Stock Plan pursuant to which this Option has been issued.  A copy of the 2007 Stock Plan is on file with the Chief Financial Officer of the Company and each Option holder by acceptance hereof agrees to and accepts this Option subject to the terms of the 2007 Stock Plan.

9.             General.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

10.           Investment Certificate.  Prior to the receipt of the certificates pursuant to the exercise of the Option granted hereunder, the Optionee shall, if required in the Company’s discretion, demonstrate an intent to hold the shares acquired by exercise of the Option for investment and not with a view to resale or distribution thereof to the public by delivering to the Company an investment certificate or letter in such form as the Company may require.

11.           Status.  Neither the Optionee nor the Optionee’s executor, administrator, heirs, or legatees shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the Option granted hereunder, unless and until certificates representing such shares shall be endorsed, transferred, and delivered and the transferee has caused the Optionee’s name to be entered as the shareholder of record on the books of the Company.

12.           Company Authority.  The existence of the Option herein granted shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Company of the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13.           Disputes.  As a condition of the granting of the Option herein granted, the Optionee agrees, for the Optionee and the Optionee’s personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Option Agreement shall be determined by the Board of Directors of the Company, in its sole discretion, and that any interpretation by the Board of the terms of this agreement shall be final, binding and conclusive.

14.           Binding Effect.  This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by an officer thereunto duly authorized, and the Optionee has hereunto set his or her hand, all as of the day and year first above written.

ARCTIC CAT INC.

By

Its

, Optionee